Exhibit 99.1

Stronghold Digital Mining Acquires 9,080 Bitcoin Miners and Secures $54 Million Equipment Financing

NEW YORK, December 20, 2021 – Stronghold Digital Mining, Inc. (Nasdaq: SDIG) (“Stronghold”, or the “Company”), a vertically integrated Bitcoin mining company with a focus on environmentally beneficial operations, has entered into four separate agreements to acquire 9,080 Bitmain and MicroBT Bitcoin miners since the Company’s third quarter 2021 earnings release on November 30, 2021. The aggregate hash rate capacity of these miners is approximately 826 petahash per second (“PH/s”), and Stronghold expects 4,800 miners (representing 426 PH/s of hash rate capacity) to be delivered before the end of the year or in early January, with the remainder expected in the first half of 2022. All miners will be installed at Stronghold’s wholly owned reclamation and power generation facilities. The aggregate purchase price for the first 4,800 miners was approximately $35.7 million, representing less than $84 per terahash per second (“TH/s”), with the remaining 4,280 miners acquired under a profit share arrangement with its existing partner, Northern Data, with commercial terms that Stronghold considers highly favorable. To date, Stronghold has executed definitive purchase agreements or has installed over 54,000 miners with hash rate capacity of approximately 5.2 exahash per second.

“During our third quarter earnings call, we told our investors that we would continue to opportunistically procure miners from a variety of sources, as dictated by expected return profile and available capacity, and that is what we did over the last two weeks,” said Greg Beard, co-chairman and chief executive officer of Stronghold. “We believe these miner purchases further our rapid growth strategy, and the near-term delivery schedules for the open-market purchases enhance expected return profiles and mitigate timing risk. Additionally, the expansion of our profit share arrangement demonstrates our ability to creatively structure partnerships with industry leaders with a return profile that we believe is extremely attractive. These purchases also highlight one of the key benefits of our low-cost, vertically integrated business model: we have access to power and capacity to plug in miners.”

Separately, on December 15, 2021, Stronghold entered into an equipment financing agreement with NYDIG ABL LLC for up to approximately $54.0 million. The Company has already received a first advance of approximately $18.6 million (gross). The aggregate principal outstanding bears interest at 9.85% and will be repaid over the 24 months ending on December 25, 2023. The debt is non-recourse to Stronghold and is collateralized by the purchase of 12,000 Antminer S19j Pro miners from Bitmain Technologies, Ltd.

“We believe this financing demonstrates our ability to quickly raise non-dilutive capital at an attractive cost,” said Mr. Beard. “Equipment financing is our preferred non-equity source of capital given the flexible terms and non-recourse structure to Stronghold. We have been encouraged with recent developments in the miner equipment finance market, which is becoming more competitive, making terms more attractive for Stronghold. We expect to continue utilizing modest amounts of equipment financing with both existing and new partners, along with cash on the balance sheet and opportunistic monetization of our Bitcoin holdings, to continue funding our growth plans.”

About Stronghold Digital Mining, Inc.
Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass

Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; our ability to raise capital to fund business growth; our ability to enter into purchase agreements and acquisitions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Registration Statement on Form S-1 (File No. 333-258188), filed on October 19, 2021, and any subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor Contact:

Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com